Exhibit 3.1
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
FLAGSTAR BANCORP, INC.
     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following articles:
     Flagstar Bancorp, Inc., a corporation organized and existing under the laws of the State of Michigan (the “Corporation”), hereby certifies as follows:
     1. The name of the Corporation is Flagstar Bancorp, Inc. The Corporation was originally incorporated under the name “FSSB Holding Corporation”, and the date of filing of its original Articles of Incorporation was October 28, 1993. The Corporation filed its Restated Articles of Incorporation on February 11, 1997 and its Second Restated Articles of Incorporated on March 8, 2005.
     2. These Amended and Restated Articles of Incorporation were unanimously adopted by the Board of Directors of the Corporation in accordance with Section 642 of the Michigan Business Corporation Act. These Amended and Restated Articles of Incorporation were duly adopted by a vote of the shareholders of the Corporation in accordance with Sections 611(3) and 642 of the Michigan Business Corporation Act. The necessary number of shares as required by the Michigan Business Corporation Act were voted in favor of these Amended and Restated Articles of Incorporation.
     3. These Amended and Restated Articles of Incorporation restate and integrate and also further amend the provisions of the Second Restated Articles of Incorporation of the Corporation as heretofore amended or supplemented, and there is no material discrepancy between those provisions and the provisions of these Amended and Restated Articles of Incorporation.
     4. The Second Restated Articles of Incorporation of the Corporation are hereby restated to read as follows:
ARTICLE I
Name
     The name of the corporation is Flagstar Bancorp, Inc. (herein the “Corporation”).
ARTICLE II
Purpose
     The purpose for which the Corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act.

ARTICLE III
Capital Stock
     The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 175,000,000, of which 150,000,000 are to be shares of common stock, $.01 par value per share, and of which 25,000,000 are to be shares of serial preferred stock, $.01 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the shareholders except as otherwise provided in this Article III or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.
     A description of the different classes and series (if any) of the Corporation’s capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:
     A. Common Stock. Except as otherwise required by law or provided in these Articles of Incorporation or in the resolutions of the board of directors creating any class of preferred stock, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as otherwise expressly set forth in these Articles of Incorporation.
     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors.
     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

     Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation, except as otherwise expressly set forth in these Articles of Incorporation.
     B. Serial Preferred Stock. Except as otherwise provided in these Articles of Incorporation, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of shares of preferred stock in one or more series and to fix and state the powers, designations preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to, determination of any of the following:
(1)	the distinctive serial designation for each series and the number of shares constituting such series;

(2)	the dividend rates or the amount of dividends to be paid on the shares of such series, if any, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(3)	the voting rights, full or limited, if any, of the shares of such series;

(4)	whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

(5)	the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(6)	whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

(7)	whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(8)	the subscription or purchase price and form of consideration for which the shares of such series shall be issued;

(9)	whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock; and

(10)	any other designations, preferences, limitations or rights that are now or hereafter permitted by applicable law and are not inconsistent with the provisions of these Articles of Incorporation.
     Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except as otherwise expressly set forth in these Articles of Incorporation.
ARTICLE IV
Preemptive Rights
     No shareholder of the Corporation shall have, as a matter of right, the preemptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for other securities or obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such shares.
ARTICLE V
Repurchase of Shares
     The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the shareholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.
ARTICLE VI
Voting for Directors
     There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation.
ARTICLE VII
Notice for Nominations and Proposals
     A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the board of directors of the Corporation or by any shareholder of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, he shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Corporation not fewer than 30 days nor more than 60 days prior to the date of any such meeting; provided, however, that if notice or public disclosure of the meeting is effected fewer than 40 days before the date of the meeting, such written notice shall be delivered or mailed, as prescribed, to the secretary of the Corporation not later than the close of business on the 10th day following the day on which notice of the meeting was mailed to shareholders. Each such notice given by a shareholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee; (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee; (4) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected; and (5) as to the shareholder giving such notice, (a) his name and address as they appear on the Corporation’s books and (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.
     B. Each such notice given by a shareholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Articles of Incorporation to the contrary, no new business shall be conducted at the meeting except in accordance with the procedures set forth in this Article VII.
     C. The chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding special or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective nomination or proposal.
ARTICLE VIII
Action by Written Consent of Shareholders
     Notwithstanding any other provision of these Articles of Incorporation or the bylaws of the Corporation, no action required to be taken or that may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.
ARTICLE IX
Directors
     A. Number; Vacancies. The number of directors of the Corporation shall be such number, not less than seven nor more than fifteen (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be set forth from time to time in the bylaws. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the next annual meeting of shareholders and when the director’s successor is elected.
     B. Classified Board. The board of directors of the Corporation shall be divided into two classes, which shall be designated Class I and Class II. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. Subject to the provisions of this Article IX, should the number of directors not be equally divisible by two, the excess director shall be assigned to Class I. At each annual meeting of shareholders, the successors to the class of directors whose terms expire at such meeting shall be elected to hold office for a term expiring at the second succeeding annual meeting. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.
     Should the number of directors of the Corporation be reduced the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.
     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided in this Article IX. Notwithstanding the foregoing, and except as otherwise may be required by law or by the terms and provisions of the preferred stock of the Corporation, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

ARTICLE X
Removal of Directors
     Notwithstanding any other provision of these Articles of Incorporation or the bylaws of the Corporation, any director or the entire board of directors of the Corporation may be removed at any time by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose. If less than the entire board of directors is to be removed, no one of the directors may be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at any election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article X shall not apply with respect to the director or directors elected by such holders of preferred stock.
ARTICLE XI
Indemnification
     The Corporation shall, to the fullest extent now or hereafter permitted by the Michigan Business Corporation Act and other applicable law, indemnify any director, officer, employee or agent of the Corporation who was or is a party to or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including any action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or of a subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. At the discretion of the board of directors, any indemnification hereunder may include payment by the Corporation of expenses incurred in defending an action, suit or proceeding in advance of the final disposition of such action, suit or proceeding if all of the following conditions apply: (a) the person furnishes the Corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct set forth in Sections 561 and 562 of the Michigan Business Corporation Act, (b) the person furnishes the Corporation a written undertaking to repay the advance if it is ultimately determined that he did not meet the applicable standard of conduct, and (c) the board of directors makes a determination that the facts then known to the board would not preclude indemnification under the Michigan Business Corporation Act. The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation. Any indemnification of a person who was entitled to indemnification after such person ceased to be a director, officer, employee or agent of the Corporation shall inure to the benefit of the heirs, personal representatives and administrators of such person. The indemnification provided by this Article

XI shall not be deemed exclusive of any other rights to which any person may be entitled under any contract, bylaw, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding office, except to the extent that such indemnification may be contrary to law. The Corporation may purchase and maintain insurance to protect itself and any present or former director, officer, employee or agent or any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, whether or not the Corporation would have the power to indemnify such person against liability under the Michigan Business Corporation Act.
ARTICLE XII
Limitation of Directors’ Liability
     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the Michigan Business Corporation Act, or (iv) for any transaction from which the director derived any improper personal benefit. If the Michigan Business Corporation Act or other Michigan law is amended or enacted after the date of filing of these Articles of Incorporation to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act or other Michigan law, as so amended. Any repeal or modification of this Section XII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE XIII
Compromise, Arrangement or Plan of Reorganization
     When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, a court of equity jurisdiction within the State of Michigan, on application of this Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, agree to a compromise or arrangement or reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the Corporation.

ARTICLE XIV
Applicability of Chapter 7A of the
Michigan Business Corporation Act
     The Corporation shall be governed by Chapter 7A of the Michigan Business Corporation Act, MCL 450.1775 et seq. If the Michigan Business Corporation Act is amended following the date of filing of the Restated Articles of Incorporation of the Corporation to repeal Chapter 7A, the Corporation shall be governed following the date of such repeal by the provisions of Chapter 7A as in effect on the date of filing of the Restated Articles of Incorporation.
ARTICLE XV
Applicability of Chapter 7B of the
Michigan Business Corporation Act
     The Corporation shall be governed by the provisions of Chapter 7B of the Michigan Business Corporation Act, MCL 450.1790 et seq. If the Michigan Business Corporation Act is amended following the date of filing of the Restated Articles of Incorporation of the Corporation to repeal Chapter 7B, the Corporation shall be governed following the date of such repeal by the provisions of Chapter 7B as in effect on the date of filing of the Restated Articles of Incorporation. The Corporation shall have the authority, to the extent and under the conditions provided in Section 799(1) and (2) of the Michigan Business Corporation Act to redeem “control shares” acquired in a “control share acquisition”, as such terms are defined in Chapter 7B.
ARTICLE XVI
Amendment of Bylaws
     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of two-thirds of the board of directors. The bylaws also may be adopted, repealed, altered, amended or rescinded by the shareholders of the Corporation by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).
ARTICLE XVII
Amendment of Articles of Incorporation
     The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused these Restated Articles of Incorporation to be signed by its President and attested by its Secretary, this 26th day of May, 2006.

FLAGSTAR BANCORP, INC.

/s/ Mark T. Hammond Mark T. Hammond
President

ATTEST:

/s/ Mary Kay Ruedisueli Mary Kay Ruedisueli
Secretary

BCS/CD-515 (Rev. 04/09) MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES Date Received (FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. Name Matthew I. Roslin Address 5151 Corporate Drive Citv State ZIP Code Troy, Michigan 48098 •ft. Document will be returned to the name and address you enter above. <> .___.-._,,... If left blank document will be mailed to the registered office. ** |fcH-fcC/nvE DATE: CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Profit and Nonprofit Corporations (Please read information and instructions on the last page) Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate: The present name of the corporation is: Ragstar Bancorpj ,nc The identification number assigned by the Bureau is: 039-751 Article of the Articles of Incorporation is hereby amended to read as follows: Articles III, VI, IX, XV, and XVI are hereby amended as set forth in Attachment A.

COMPLETE ONLY ONE OF THE FOLLOWING: 4. Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees. The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees. Signed this day of , (Signature) (Signature) (Type or Print Name) (Type or Print Name) (Signature) (Signature) (Type or Print Name) (Type or Print Name) 5. Profit Corporation Only: Shareholder or Board Approval The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 26th day of May , 2009 , by the: (check one of the following) | / | shareholders at a meeting in accordance with Section 611 (3) of the Act. | | written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.) | | written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act. Q] board of a profit corporation pursuant to section 611(2) of the Act. Profit Corporations and Professional Service Corporations Signed this 2.^ day of May . 2009 » flhbJ-AL (Signature of an authorized officer or agent) Matthew I. Roslin (Type or Print Name)

ATTACHMENT A
TO THE
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
FLAGSTAR BANCORP, INC.
Article III of the Amended and Restated Articles of Incorporation is deleted in its entirety and replaced with the following:
     “The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 775,000,000, of which 750,000,000 are to be shares of common stock, $.01 par value per share, and of which 25,000,000 are to be shares of serial preferred stock, $.01 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the shareholders except as otherwise provided in this Article III or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.
     A description of the different classes and series (if any) of the Corporation’s capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:
     A. Common Stock. Except as otherwise required by law or provided in these Articles of Incorporation or in the resolutions of the board of directors creating any class of preferred stock, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as otherwise expressly set forth in these Articles of Incorporation.
     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors.

     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.
     Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation, except as otherwise expressly set forth in these Articles of Incorporation.
     B. Serial Preferred Stock. Except as otherwise provided in these Articles of Incorporation, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of shares of preferred stock in one or more series and to fix and state the powers, designations preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to, determination of any of the following:
(1)	the distinctive serial designation for each series and the number of shares constituting such series;

(2)	the dividend rates or the amount of dividends to be paid on the shares of such series, if any, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(3)	the voting rights, full or limited, if any, of the shares of such series;

(4)	whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

(5)	the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(6)	whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

(7)	whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the

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adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(8)	the subscription or purchase price and form of consideration for which the shares of such series shall be issued;

(9)	whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock; and

(10)	any other designations, preferences, limitations or rights that are now or hereafter permitted by applicable law and are not inconsistent with the provisions of these Articles of Incorporation.
     Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except as otherwise expressly set forth in these Articles of Incorporation.”
Article VI of the Amended and Restated Articles of Incorporation is deleted in its entirety and replaced with the following:
     “Each director shall be elected by the vote of the majority of votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Article VI, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes case “against” that director.”
Article IX(B) of the Amended and Restated Articles of Incorporation is deleted in its entirety and replaced with the following:
     “B. At each annual meeting of shareholders, the successors to the directors shall be elected to hold office for a term expiring at the succeeding annual meeting. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.
     Should the number of directors of the Corporation be reduced the board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the

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foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided in this Article IX. Notwithstanding the foregoing, and except as otherwise may be required by law or by the terms and provisions of the preferred stock of the Corporation, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.”
Article XV of the Amended and Restated Articles of Incorporation is deleted in its entirety and replaced with the following:
“[RESERVED]”
Article XVI of the Amended and Restated Articles of Incorporation is deleted in its entirety and replaced with the following:
     “In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of a majority of the board of directors. The bylaws also may be adopted, repealed, altered, amended or rescinded by the shareholders of the Corporation by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).”

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Date Received MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES (FOR BUREAU USE ONLY) This document is effective or the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. Name Matthew l. Roslin Address 5151 Corporate Drive City Slate ZIP Code Troy, Michigan 48098 Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office. EFFECTIVE DATE: CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Profit and Nonprofit Corporations (Please read information and instructions on the last page) Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate: 1. The present name of the corporation is: Ragstar Bancorp. inc. 2. The identification number assigned by the Bureau is:039-751 3. Article ...................... of the Articles of Incorporation is hereby amended to read as follows: Article III is hereby amended as set forth in Attachment A.

COMPLETE ONLY ONE OF THE FOLLOWING: 4. Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees. The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees. Signed this ...................... day of ................................. , (Signature) (Signature) (Type or Print Name) (Type or Print Name) (Signature) (Signature) (Type or Print Name) (Type or Print Name) 5. Profit Corporation Only: Shareholder or Board Approval The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 4th day of December , 2009 , by the: (check one of the following) ( / | shareholders at a meeting in accordance with Section 611 (3) of the Act, | written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given, (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of incorporation.) ] written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act. board of a profit corporation pursuant to section 611 (2) of the Act, Profit Corporations and Professional Service Corporations Signed this 4th day of December , 2009 BV X^’^X- — J ‘[Signature of an Authorized officer or agent) Matthew I. Roslin (Type or Prim Name)

ATTACHMENT A
TO THE
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
FLAGSTAR BANCORP, INC.
Article III of the Amended and Restated Articles of Incorporation is deleted in its entirety and replaced with the following:
     “The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 3,025,000,000, of which 3,000,000,000 are to be shares of common stock, $.01 par value per share, and of which 25,000,000 are to be shares of serial preferred stock, $.01 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the shareholders except as otherwise provided in this Article III or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.
     A description of the different classes and series (if any) of the Corporation’s capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:
     A. Common Stock. Except as otherwise required by law or provided in these Articles of Incorporation or in the resolutions of the board of directors creating any class of preferred stock, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as otherwise expressly set forth in these Articles of Incorporation.
     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors.
     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.
     Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation, except as otherwise expressly set forth in these Articles of Incorporation.
     B. Serial Preferred Stock. Except as otherwise provided in these Articles of Incorporation, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of shares of preferred stock in one or more series and to fix and state the powers, designations preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to, determination of any of the following:
(1)	the distinctive serial designation for each series and the number of shares constituting such series;

(2)	the dividend rates or the amount of dividends to be paid on the shares of such series, if any, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(3)	the voting rights, full or limited, if any, of the shares of such series;

(4)	whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

(5)	the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(6)	whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

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(7)	whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(8)	the subscription or purchase price and form of consideration for which the shares of such series shall be issued;

(9)	whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock; and

(10)	any other designations, preferences, limitations or rights that are now or hereafter permitted by applicable law and are not inconsistent with the provisions of these Articles of Incorporation.
     Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except as otherwise expressly set forth in these Articles of Incorporation.”

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